Exhibit 99.1

[BIOENVISION LOGO]



Company Contact:                            Investor Relations Contact:
Bioenvision, Inc.                           The PR Consulting Group, Inc.
David P. Luci                               Stephanie Olijnyk
(212) 750-6700                              (212) 683-8100 x226
davidluci@bioenvision.com                   solijnyk@prcg.com
www.bioenvision.com


            BIOENVISION REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS

NEW YORK, N.Y., November 14, 2005 - Bioenvision (NASDAQ NM:BIVN) today announced financial results for the first quarter ended September 30, 2005. Highlights of the quarter include:

     o Patient enrollment completed in a Phase II regulatory trial of clofarabine for treatment of elderly patients with adult AML who are deemed unfit for intensive chemotherapy;
     o EMeA provided a final list of outstanding issues regarding pending application for approval of clofarabine in pediatric patients with ALL;
     o Revenues decreased 38.2% based on discontinued recordation of revenues from Genzyme Corporation; and
     o Revenues, as adjusted for amounts invoiced to Genzyme not recorded as revenues for the quarter, increased 24.9%.

"We continue to make progress developing our product portfolio including clofarabine, which is at market in the US and under review for marketing authorization in Europe, and Virostat, which may well play significantly in terms of value drivers for the Company in the future," commented Christopher B. Wood, M.D., chairman and chief executive officer of Bioenvision. "We have submitted a Marketing Authorization Application, the European equivalent of a U.S. New Drug Application, with the European Medicines Evaluation Agency (EMeA) for European approval of clofarabine in relapsed or refractory pediatric acute leukemia."

Dr. Wood continued, "We hope to continue the clofarabine development process with a filing for approval with the EMeA in H1C06 in elderly patients with AML who are unfit for intensive chemotherapy. In addition to these approved cancer therapeutics, the Company has completed enrollment of a Phase II clinical trial with Virostat for the treatment of Hepatitis C."

For the three months ended September 30, 2005 and 2004, Bioenvision recorded revenues of $670,000 and $1.1 million, respectively. This decrease of 38.2% is due to a decrease in R&D contract revenue of $657,000 offset by an increase in product sales of $195,000 and license and royalty revenue of $47,000. The decrease in R&D contract revenue is due to the Company's exclusion of approximately $685,000 of amounts invoiced to Genzyme Corporation during the quarter but not recorded as revenues. R&D contract revenues during the quarter adjusted for such amounts invoiced for clofarabine R&D reimbursements increased 24.9% as compared with R&D contract revenues recorded for the three-months ended September 30, 2004.

SG&A expenses for the three months ended September 30, 2005 and 2004 were approximately $2.9 million and $1.8 million, respectively. This increase of 64.4% is due both to an increase in costs associated with sales and marketing costs due to the expansion of regulatory and investor relations initiatives and an increase in head count in both the New York and Edinburgh offices.

Research and development costs for the three months ended September 30, 2005 and 2004 were $2.4 million, compared with $2.1 million, respectively. This increase of 13.7% is due to costs primarily associated with the increased development activities and ongoing clinical trials for clofarabine for pediatric leukemia in Europe, adult AML (Acute Myeloid Leukemia) and Virostat for ongoing, multi-center investigator sponsored Phase II clinical trials being conducted in Egypt and Southern Europe.

Net loss available to shareholders was $4.9 million, or $0.12 per share for the three months ended September 30, 2005, compared with net loss available to shareholders of $3.2 million, or $0.11 per share for the three months ended September 30, 2004.

Bioenvision had cash and cash equivalents and short-term investments at September 30, 2005 of $60.4 compared with $64.1 million at June 30, 2005. The decrease in the cash position is due to the cash burn associated with clinical trials for clofarabine and virostat as well as general administrative costs.

Conference Call

Bioenvision management will host a conference call to discuss these results today at 8:00 a.m. EST. To participate in the live call by telephone, please dial 877-825-5811 from the U.S. and Canada or 973-582-2767 from outside the U.S. A telephone replay of the call will be available beginning at 10:00 a.m. EST November 14 until 11:59 p.m. EST November 28th by dialing 877-519-4471 or 973-341-3080 and entering reservation number 6701150.

Those interested in listening to the conference call live via the Internet may do so by visiting Bioenvision's web site at www.bioenvision.com. To listen to the live call, please go to the web site 15 minutes prior to its start to register, download, and install the necessary audio software. A replay will be available on the web site for 14 days.

About Bioenvision

Bioenvision's primary focus is the acquisition, development and distribution of compounds and technologies for the treatment of cancer. Bioenvision has a broad pipeline of products for the treatment of cancer, including: Clofarabine (in co-development with Genzyme Corporation), Modrenal(R) (for which Bioenvision has obtained regulatory approval for marketing in the United Kingdom for the treatment of post-menopausal breast cancer following relapse to initial hormone therapy), and other products in clinical trials. Bioenvision is also developing anti-infective technologies, including Virostat for hepatitis-C and the OLIGON technology; an advanced biomaterial that has been incorporated into various FDA approved medical devices. For more information on Bioenvision please visit our web site at www.bioenvision.com.


Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in Bioenvision's compounds under development in particular; the potential failure of Bioenvision's compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of Bioenvision's compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Bioenvision's business, structure or projections; the development of competing products; uncertainties related to Bioenvision's dependence on third parties and partners; and those risks described in Bioenvision's filings with the SEC. Bioenvision disclaims any obligation to update these forward-looking statements.

                               (Tables to follow)

                       Bioenvision, Inc. and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                                   (unaudited)



                                                                                  September 30,                June 30,
                                                                                      2005                       2005
                                                                                  -----------                 -----------

                                 ASSETS

Current assets
    Cash and cash equivalents                                                     $12,208,760                 $31,407,533
    Restricted cash                                                                   290,000                     290,000
    Short-term securities                                                          48,209,088                  32,746,948
    Accounts receivable, less allowances of $869,220 and $869,220,
    respectively                                                                    1,403,542                   1,785,779
    Inventory                                                                         361,741                     277,908
    Other current assets                                                              781,060                     342,628
                                                                                      -------                     -------

        Total current assets                                                       63,254,191                  66,850,796

    Property and equipment, net                                                       290,068                     279,778
    Intangible assets, net                                                          8,155,836                   8,252,936
    Goodwill                                                                        1,540,162                   1,540,162
    Security deposits                                                                 208,475                     209,665
    Deferred costs                                                                  3,599,006                   3,656,798
                                                                                    ---------                   ---------
        Total assets                                                              $77,047,738                 $80,790,135
                                                                                  ===========                 ===========
                   LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities
    Accounts payable                                                               $1,755,461                  $1,602,267
    Accrued expenses                                                                5,266,932                   4,581,444
    Accrued dividends payable                                                          57,329                      56,404
    Deferred revenue                                                                  498,607                     498,607
                                                                                      -------                     -------

        Total current liabilities                                                   7,578,329                   6,738,722

Deferred revenue                                                                    7,312,945                   7,437,598
                                                                                    ---------                   ---------

        Total liabilities                                                          14,891,274                  14,176,320
Commitments and contingencies                                                               -                           -
 Stockholders' equity
    Convertible preferred stock - $0.001 par value; 20,000,000 shares
    authorized;                                                                         2,250                       2,250
      2,250,000 shares issued and outstanding on each of September 30,
      2005 and June 30, 2005 (liquidation preference $6,750,000)
    Common stock - par value $0.001; 70,000,000 shares authorized;                     40,761                      40,559
      40,760,763 and 40,448,948 shares issued and outstanding at
      September 30, 2005 and June 30, 2005, respectively
    Additional paid-in capital                                                    129,282,618                 128,946,717
    Deferred compensation                                                                   -                    (145,646)
    Accumulated deficit                                                           (67,220,665)                (62,331,005)
    Accumulated other comprehensive income                                             51,500                     100,940
                                                                                       ------                     -------

         Stockholders' equity                                                      62,156,464                  66,613,815
                                                                                   ----------                  ----------

         Total liabilities and stockholders' equity                               $77,047,738                 $80,790,135
                                                                                  ===========                 ===========

                       Bioenvision, Inc. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                                           Three months ended
                                                                             September 30,
                                                                       2005                  2004
                                                                       ----                  ----
                                                                                         (Restated)

Revenue
    Licensing and royalty revenue                                    $400,130              $363,182
    Product sales                                                     194,996                     -
    Research and development contract revenue                          75,092               722,146
                                                                       ------               -------

Total revenue                                                         670,218             1,085,328

Costs and expenses
    Cost of products sold (including royalty expense of
    $201,000 for the three months ending September 30, 2005)          328,291                     -
    Research and development                                        2,430,918             2,138,897
    Selling, general and administrative (including                  2,887,462             1,756,713
    stock based compensation expense of $482,000 and
    $391,000 for the three months ending September 30, 2005
    and 2004, respectively)
    Depreciation and amortization                                     224,283               339,706
                                                                      -------               -------

Total costs and expenses                                            5,870,954             4,235,316
                                                                    ---------             ---------

Loss from operations                                               (5,200,736)           (3,149,988)

Interest and finance charges                                          (66,761)                    -
Interest income                                                       462,905                55,437
                                                                      -------                ------

Net loss                                                           (4,804,592)           (3,094,551)

Cumulative preferred stock dividend                                   (85,068)             (126,341)
                                                                      -------              --------

Net loss available to common stockholders                         $(4,889,660)          $(3,220,892)
                                                                   ==========            ==========


Basic and diluted net loss per share of common stock                   $(0.12)               $(0.11)
                                                                        ======                ======


Weighted average shares used in computing                          40,572,626            28,516,450
    basic and diluted net loss per share                           ==========            ==========